Exhibit 99.2

BUILDERS FIRSTSOURCE, INC.

FORM OF NOTICE OF GUARANTEED DELIVERY

FOR EXCHANGE OF ANY AND ALL OUTSTANDING SECOND
PRIORITY SENIOR SECURED FLOATING RATE NOTES DUE 2012

This form is to be used, under the circumstances listed below, to accept the offer (the “Exchange Offer”) of Builders FirstSource, Inc. (the “Company”) to exchange an aggregate principal amount of up to $275,000,000 of our Second Priority Senior Secured Floating Rate Notes due 2012 (the “New Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of our issued and outstanding Second Priority Senior Secured Floating Rate Notes due 2012 (the “Old Notes”), which were issued on February 11, 2005 in offerings under Rule 144A and Regulation S of the Securities Act that were not registered under the Securities Act. The Exchange Offer will expire at 12:00 midnight, New York City time, on                     , 2005, unless earlier terminated or extended by the Company (as it may be extended, the “Expiration Date”). As described in the enclosed Prospectus, dated September      , 2005 (the “Prospectus”), if you are a registered holder of Old Notes and wish to tender your Old Notes, but (1) the certificates for Old Notes are not immediately available, (2) time will not permit your certificates for Old Notes or other required documents to reach Wilmington Trust Company, as exchange agent (the “Exchange Agent”), before the Expiration Date, or (3) the procedure for book-entry transfer cannot be completed before the Expiration Date, you may effect a tender of your Old Notes if (a) the tender is made through an Eligible Guarantor Institution (as defined in the Prospectus under the caption “The exchange offer—Procedures for Tendering Old Notes”); and (b) on or prior to the Expiration Date, the Exchange Agent receives from such Eligible Guarantor Institution a properly completed and duly executed letter of transmittal or a facsimile of the letter of transmittal, with any required signature guarantees, or an agent’s message in lieu thereof, and a Notice of Guaranteed Delivery setting forth your name and address and the amount of Old Notes you are tendering and stating that the tender is being made by Notice of Guaranteed Delivery. These documents may be sent by overnight courier, registered or certified mail, facsimile transmission, or hand delivery to the Exchange Agent’s address on the following page and must be received by the Exchange Agent on or prior to the Expiration Date. If you elect to use this procedure, you must also guarantee that within three New York Stock Exchange, Inc. (“NYSE”) trading days of the date of execution of the Notice of Guaranteed Delivery, the certificates for all tendered Old Notes, in proper form for transfer, or a book-entry transfer, as the case may be, a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, or in the case of a book-entry transfer, an agent’s message instead of the Letter of Transmittal, and any other documents required by the Letter of Transmittal will be received by the Exchange Agent from such Eligible Guarantor Institution, and the Exchange Agent actually receives the certificates for all tendered Old Notes, in proper form for transfer, or a book-entry transfer of the Old Notes into the Exchange Agent’s account at The Depository Trust Company, as the case may be, and all other documents required by the Letter of Transmittal within three NYSE trading days of the date of execution of this Notice of Guaranteed Delivery.

The Exchange Agent for the Exchange Offers Is:

Wilmington Trust Company

By Hand and Overnight Courier: Wilmington Trust Company Rodney Square North 1100 North Market Street Wilmington, DE 19890-1615 Attn: Alisha Clendaniel	By Registered or Certified Mail: Wilmington Trust Company Rodney Square North 1100 North Market Street Wilmington, DE 19890-1615 Attn: Alisha Clendaniel	By Facsimile (Eligible Institutions only): 302-636-4139 To Confirm by Telephone or for Information Call: 302-636-6470

DELIVERY OF A LETTER OF TRANSMITTAL OR AGENT’S MESSAGE TO AN ADDRESS OTHER THAN THE ADDRESS LISTED ABOVE OR TRANSMISSION OF INSTRUCTIONS BY FACSIMILE OTHER THAN AS SET FORTH ABOVE IS NOT VALID DELIVERY OF THE LETTER OF TRANSMITTAL OR AGENT’S MESSAGE.

This Notice is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

Subject to the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Company the principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedure described in the Prospectus under the caption “The exchange offer — Guaranteed Delivery Procedures.”

$ Principal Amount of Old Notes Tendered (must be in denominations of principal amount of $1,000 and any integral multiple thereof)	All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors, and assigns of the undersigned.
PLEASE SIGN HERE
Certificate Nos. (if available)
X

$ Total Principal Amount Represented by Old Notes Certificate(s)

Signature(s) of Owner(s) Date
or Authorized Signatory
If Old Notes will be delivered by book-entry transfer to the Depository Trust Company, provide account number.	Area Code and Telephone Number

Account Number	This Notice of Guaranteed Delivery must be signed by the holder(s) of the Old Notes as the name(s) appear(s) on the certificate(s) for Old Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer, or other person acting in a fiduciary or representative capacity, such person must set forth his full title below. Please print name(s) and address(es).

Name(s):

Capacity:

Address(es):

2

GUARANTEE

(Not To Be Used For Signature Guarantee)

          The undersigned, an Eligible Guarantor Institution, hereby guarantees that the certificates representing the principal amount of Old Notes tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Old Notes into the Exchange Agent’s account at The Depository Trust Company pursuant to the procedures set forth in the Prospectus under the caption “The exchange offer — Guaranteed Delivery Procedures,” together with any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, no later than three NYSE trading days after the date of execution of this Notice of Guaranteed Delivery.

(Please Type or Print)

(Firm Name) (Firm Address) (Zip Code) (Area Code and Telephone Number)	(Authorized Signature) (Name — Please Type or Print) (Date)

NOTE: DO NOT SEND CERTIFICATES FOR OLD NOTES WITH THIS FORM. CERTIFICATES FOR OLD NOTES SHOULD BE SENT ONLY WITH A COPY OF YOUR PREVIOUSLY EXECUTED LETTER OF TRANSMITTAL.